EXHIBIT 99.1

Great Southern Bancorp, Inc. announces quarterly dividend of $0.40 per common share

SPRINGFIELD, Mo., June 18, 2025 (GLOBE NEWSWIRE) -- The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.40 per common share dividend for the second quarter of the calendar year ending December 31, 2025.

The dividend will be payable on July 15, 2025, to stockholders of record on June 30, 2025. This dividend represents the 142nd consecutive quarterly dividend paid by the Company to common stockholders.

About Great Southern Bank

Headquartered in Springfield, Missouri, Great Southern offers a broad range of banking services to customers. The Company operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta, Charlotte, Chicago, Dallas, Denver, Omaha, and Phoenix. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol “GSBC.”

CONTACT:

Jeff Tryka, CFA,
Investor Relations,
(616) 233-0500
GSBC@lambert.com